UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-2296593
(State of incorporation or organization)	(I.R.S. Employer I.D. No.)

520 Broad Street, Newark, NJ 07102

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class B common stock, par value $0.01 per share	NYSE AMERICAN

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Rafael Holdings, Inc. (the “Registrant”) is filing this Form 8-A in connection with the listing of its Class B common stock on the NYSE American, which is expected to become effective on March 26, 2018.

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Class B common stock, par value $0.01 per share, of the Registrant reference is made to the information provided under Item 11 of Post-Effective Amendment No. 2 to the Registration Statement on Form 10 filed by the Registrant on February 20, 2018 (Registration No. 000-55863). Such description in such registration statement is deemed to be incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description
1.	Post-Effective Amendment No. 2 to Registrant’s Registration Statement on Form 10 (Registration No. 000-55863), filed with the Securities and Exchange Commission on February 20, 2018 (incorporated herein by reference).

2.	Form of the Amended and Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Post-Effective Amendment No. 1 to Registrant’s Registration Statement on Form 10 (Registration No. 000-55863), filed with the Securities and Exchange Commission on February 1, 2018 (incorporated herein by reference).

3.	Form of By-Laws of Registrant (incorporated herein by reference to Exhibit 3.2. to Post-Effective Amendment No.1 to Registrant’s Registration Statement on Form 10 (Registration No. 000-55863), filed with the Securities and Exchange Commission on February 1, 2018 (incorporated herein by reference).

4.	Preliminary Information Statement of IDT Corporation, subject to completion, dated February 1, 2018 (incorporated herein by reference to Exhibit 99.1 to Post-Effective Amendment No. 2 to Registrant’s Registration Statement on Form 10 (Registration No. 000-55863), filed with the Securities and Exchange Commission on February 20, 2018 (incorporated herein by reference).

1

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RAFAEL HOLDINGS, INC.

Date: March 5, 2018	By:	/s/ David Polinsky
David Polinsky Chief Financial Officer

2

INDEX TO EXHIBITS

Exhibit Number	Description
1.	Post-Effective Amendment No. 2 to Registrant’s Registration Statement on Form 10 (Registration No. 000-55863), filed with the Securities and Exchange Commission on February 20, 2018 (incorporated herein by reference).

2.	Form of the Amended and Restated Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Post-Effective Amendment No. 1 to Registrant’s Registration Statement on Form 10 (Registration No. 000-55863), filed with the Securities and Exchange Commission on February 1, 2018 (incorporated herein by reference).

3.	Form of By-Laws of Registrant (incorporated herein by reference to Exhibit 3.2. to Post-Effective Amendment No.1 to Registrant’s Registration Statement on Form 10 (Registration No. 000-55863), filed with the Securities and Exchange Commission on February 1, 2018 (incorporated herein by reference).

4.	Preliminary Information Statement of IDT Corporation, subject to completion, dated February 1, 2018 (incorporated herein by reference to Exhibit 99.1 to Post-Effective Amendment No. 2 to Registrant’s Registration Statement on Form 10 (Registration No. 000-55863), filed with the Securities and Exchange Commission on February 20, 2018 (incorporated herein by reference).

3